Exhibit 3.3
CERTIFICATE OF INCORPORATION
OF
EMC TECHNOLOGY SERVICES, INC.
First: The name of the corporation is EMC Technology Services, Inc.
Second: The address of the corporation’s registered office in the State of Delaware is Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, Count of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.
Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
Fourth: The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is one thousand (1,000) shares of common stock with a par value of $.01 per share.
Fifth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation, subject to any specific limitation on such power contained in any By-laws adopted by the stockholders. Elections of directors need not be by written ballot unless the By-laws of the corporation so provide.
Sixth: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification to this Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
Seventh: Each person who is or was a director, an officer, or the incorporator of the corporation, and each person who serves or served at the request of the corporation as a director or officer of another enterprise, shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by the General Corporation Law of Delaware as it may be in effect from time to time.
Eighth: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
Ninth: The name and mailing address of the incorporator are Carolyn S. Palk, c/o Legal Department, Underwriters Laboratories Inc., 333 Pfingsten Road, Northbrook, Illinois 60062.

THE UNDERSIGNED, being the incorporator name above, has executed this Certificate on September 17, 1997.

/s/ Carolyn S. Palk
Carolyn S. Palk

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1.The name of the Corporation is EMC Technology Services, Inc.
2.The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
3.The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the Corporation as hereby changed.
4.The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed this 28 day of August, 2006.

By:	/s/ Stephen H. Wenc
Authorized Officer

Stephen H. Wenc
Title:	Corporate Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
EMC TECHNOLOGY SERVICES, INC.
EMC TECHNOLOGY SERVICES, INC. (hereinafter called the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
1.    The name of the corporation is EMC Technology Services, Inc.
2.    The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:
First: The name of the corporation is Underwriters Laboratories Holdings Inc.
3.    The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Executed on this 26th day of October, 2007.

/s/ Kathleen M. Szczech
Kathleen M. Szczech
Treasurer

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.The jurisdiction where the Corporation first formed is Delaware
2.The Jurisdiction immediately prior to filing this Certificate is Delaware
3.The date the corporation first formed is September 17, 1997.
4.The name of the Corporation immediately prior to filing this Certificate is Underwriters Laboratories Holdings Inc.
5.The name of the Limited Liability Company as set forth in the Certificate of Formation is Underwriters Laboratories (USA) LLC
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16 day of May, 2011.

By:	/s/ Columbus R. Gangemi, Jr.
Name:	Columbus R. Gangemi, Jr.
Title:	Secretary

CERTIFICATE OF FORMATION
OF
UNDERWRITERS LABORATORIES (USA) LLC
  First: The name of the limited liability company is Underwriters Laboratories (USA) LLC
  Second: The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, Delaware 19904, County of Kent
  The name of its Registered agent at such address is National Registered Agents; Inc.
In Witness Whereof, the undersigned have executed this Certificate of Formation this 16 day of May 2011.

By:	Columbus R. Gangemi, Jr.
Columbus R. Gangemi, Jr.
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.    Name of Limited Liability Company: Underwriters Laboratories (USA) LLC
2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

The entity name is amended to read as follows: UL LLC
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of June, A.D. 2011.

By: /s/ Columbus R. Gangemi, Jr.
Authorized Person(s)

Name: Columbus R. Gangemi, Jr.
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